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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - JANUARY 24, 2001
                        (Date of Earliest Event Reported)



                              Bargo Energy Company
             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-8609


           Texas                                                   87-0239185
------------------------                                     -------------------
(State of Incorporation)                                        (I.R.S. Employer
                                                             Identification No.)


700 Louisiana, Suite 3700, Houston, Texas                                  77002
--------------------------------------------------------------------------------
  (Address of principal                                               (Zip Code)
   executive offices)


Registrant's telephone number, including area code: (713) 236-9792


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Item 5. Other Events

         On January 24, 2001, we entered into an Agreement and Plan of Merger with Bellwether Exploration Company, pursuant to which we would merge with and into Bellwether. In connection with entering into the merger agreement, holders of approximately 77.6% of the outstanding Bargo common stock and 94.6% of the outstanding Bargo preferred stock have executed agreements committing them to vote in favor of the merger. These shareholders hold a sufficient number of shares of Bargo common and preferred stock such that their favorable vote will assure adoption of the merger agreement by Bargo's shareholders.

         A description of the proposed merger is contained in our January 24, 2000 press release attached hereto as Exhibit 99.1 and incorporated herein by reference. THE AGREEMENT AND PLAN OF MERGER AND FORM OF RELEASED VOTING AGREEMENT ARE ATTACHED HERETO AS EXHIBIT 2.1 AND 2.2, RESPECTIVELY, AND INCORPORATED HEREIN BY REFERENCE.

         Any comments which are forward-looking in nature are based on certain assumptions and risks as described in the press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.

                  *2.1 Agreement and Plan of Merger, dated as of January 24, 2001, by and between Bargo Energy Company and Bellwether Exploration Company

                  *2.2     Form of Voting Agreement

                  *99.1    Press Release dated January 25, 2001


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* filed herewith


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BARGO ENERGY COMPANY



                                             By: /s/ JONATHAN M. CLARKSON
                                                --------------------------------

                                                Jonathan M. Clarkson, President



Dated: January 25, 2001


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   *2.1                  Agreement and Plan of Merger, dated as of January 24,
                         2001, by and between Bargo Energy Company and Bellwether Exploration Company

   *2.2                  Form of Voting Agreement

   *99.1                 Press Release dated January 25, 2001


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*filed herewith